SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2018 (March 23, 2018)

ZZLL INFORMATION TECHNOLOGY, INC.

(FKA GREEN STANDARD TECHNOLOGIES, INC.)

 (Exact name of registrant as specified in its charter)

Nevada	333-134991	20-348653
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

Unit 1504, 15/F, Carnival Commercial Building,

18 Java Road, North Point, Hong Kong

Tel: (852) 3705 1571

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[ ]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).[   ]  Yes [X]  No

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ITEM 3.02  UNREGISTERED SALE OF EQUITY SECURITIES

On March 23, 2018 the Registrant issued 550,000 shares of its common stock and warrants (the “Units”) pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933.  The offering was not a public offering as defined in Section 4(2) due to the limited number of persons that received the shares and the manner of the offering.  In addition, the Purchasers represented that they had the necessary investment intent as required by Section 4(2) and agreed to and received share certificates bearing a legend that stated that the securities were restricted pursuant to Rule 144 of the Securities Act.  These Units were issued to three shareholders for a total consideration of $22,000.00. These Units were sold on a private placement basis and the Company paid no commission in connection with such sales.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZZLL INFORMATION TECHNOLOGY, INC.

Date: March 23, 2018

By:/s/ Sean Webster

Name:  Sean Webster

Title:    President

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